UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 23, 2021 (June 21, 2021)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	Nasdaq Global Select Market
7.00% Series D Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODM	Nasdaq Global Select Market
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

All statements contained herein, other than historical facts, may constitute “forward-looking statements.” These statements may relate to, among other things, the future performance of the Company (as defined below), the anticipated use of proceeds and the closing of any transaction. In some cases, you can identify forward-looking statements by terminology such as “estimate,” “may,” “might,” “will,” “future,” “intend,” “expect,” “if” or the negative of such terms or comparable terminology. Factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” of the Company’s prospectus supplement for the offering described herein, dated June 21, 2021, and the accompanying base prospectus, dated February 11, 2020, that was filed with the U.S. Securities and Exchange Commission (“SEC”) on January 29, 2020. The Company cautions readers not to place undue reliance on any such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this report, except as required by law.

Item 1.01 Entry Into a Material Definitive Agreement.

Underwriting Agreement

On June 21, 2021, Gladstone Commercial Corporation (the “Company”), a Maryland corporation, and its operating partnership, Gladstone Commercial Limited Partnership (the “Operating Partnership”), a Delaware limited partnership controlled by the Company through its ownership of GCLP Business Trust II, the general partner of the Operating Partnership, entered into an underwriting agreement (the “Underwriting Agreement”) with Stifel, Nicolaus & Company, Incorporated, Goldman Sachs & Co. LLC and B. Riley Securities, Inc. as representatives of the several underwriters named in Schedule A annexed thereto (the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell a total of 4,000,000 shares of its newly designated 6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share, with a liquidation preference of $25.00 per share (the “Series G Preferred Stock”). The shares of Series G Preferred Stock are being offered and sold pursuant to a prospectus supplement dated June 21, 2021, and a base prospectus dated February 11, 2020, which are part of the Company’s effective shelf registration statement on Form S-3 (File No. 333-236143). The Company expects the transaction to close on or about June 28, 2021. Net proceeds from the offering will be approximately $96.7 million after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering to fund the optional redemption of all of the outstanding shares of its 7.00% Series D Cumulative Redeemable Preferred Stock, with any remaining proceeds to repay a portion of the indebtedness outstanding under the Company’s credit facility and for other general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The foregoing summary of the Underwriting Agreement is only a brief description of certain terms therein, does not purport to be a complete description of the rights and obligations of the parties thereto, and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Operating Partnership Agreement

On June 23, 2021, the Operating Partnership adopted the Third Amendment to its Second Amended and Restated Agreement of Limited Partnership, including Exhibit SGP thereto (collectively, the “Amendment”), as amended from time to time, establishing the rights, privileges and preferences of 6.00% Series G Cumulative Redeemable Preferred Units, a newly-designated class of limited partnership interests (the “Series G Preferred Units”). The Amendment provides for the Operating Partnership’s establishment and issuance of an equal number of Series G Preferred Units as are issued shares of Series G Preferred Stock by the Company in connection with the offering of Series G Preferred Stock upon the Company’s contribution to the Operating Partnership of the net proceeds of the offering of Series G Preferred Stock. Generally, the Series G Preferred Units provided for under the Amendment have preferences, distribution rights and other provisions substantially equivalent to those of the Series G Preferred Stock.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

On June 23, 2021, the Company filed with the State Department of Assessments and Taxation of Maryland the Articles Supplementary (the “Articles Supplementary”) (i) setting forth the rights, preferences and terms of the Series G Preferred Stock and (ii) reclassifying and designating 4,000,000 shares of the Company’s authorized and unissued shares of Common Stock as shares of Series G Preferred Stock. The reclassification decreased the number of shares classified as Common Stock from 60,290,000 shares immediately prior to the reclassification to 56,290,000 shares immediately after the reclassification. The foregoing description of the Articles Supplementary is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 3.1 to this Form 8-K and incorporated herein by reference.

After giving effect to the filing of the Articles Supplementary on June 23, 2021, the authorized capital stock of the Company consists of 56,290,000 shares of Common Stock, 950,000 shares of Senior Common Stock, 6,000,000 shares of Series D Preferred Stock, 6,760,000 shares of Series E Preferred Stock, 26,000,000 shares of Series F Preferred Stock, and 4,000,000 shares of Series G Preferred Stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 above with respect to the Articles Supplementary is incorporated in this Item 5.03 in its entirety.

Item 7.01 Regulation FD Disclosure.

On June 21, 2021, the Company issued a press release (the “Press Release”) announcing the pricing of the offering of the Series G Preferred Stock. A copy of the Press Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Pursuant to the rules and regulations of the SEC, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated as of June 21, 2021, by and among Gladstone Commercial Corporation, Gladstone Commercial Limited Partnership and Stifel, Nicolaus & Company, Incorporated, Goldman Sachs & Co. LLC, and B. Riley Securities, Inc. as representatives of the Underwriters.

3.1	Articles Supplementary for 6.00% Series G Cumulative Redeemable Preferred Stock.

4.1	Form of Certificate for 6.00% Series G Cumulative Redeemable Preferred Stock.

5.1	Opinion of Venable LLP.

8.1	Tax Opinion of Bass, Berry & Sims PLC.

10.1	Third Amendment to the Second Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership, including Exhibit SGP thereto.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Bass, Berry & Sims, PLC (included in Exhibit 8.1).

99.1	Press Release, dated June 21, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

June 23, 2021	By:	/s/ Gary Gerson
Gary Gerson
Chief Financial Officer